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                                                                  EXHIBIT 11(a)


                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022


August 11, 1997


The Latin America Dollar Income
   Fund, Inc.
345 Park Avenue
New York, New York 10154

Ladies and Gentlemen:

            We have acted as counsel for The Latin America Dollar Income Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Acquiring Fund"), in connection with the transfer of all or substantially all of the assets of Scudder World Income Opportunities Fund, Inc. (the "Acquired Fund"), a corporation organized under the laws of the State of Maryland, to the Acquiring Fund and the related issuance of the Acquiring Fund's common stock, par value $0.01 per share (the "Acquiring Fund Shares"), and the assumption by the Acquiring Fund of all or substantially all of the liabilities of the Acquired Fund in exchange therefor, all pursuant to an Agreement and Plan of Reorganization (the "Agreement") between the Acquiring Fund and the Acquired Fund. Capitalized terms used herein have the same meanings ascribed to them in the fAgreement unless defined otherwise herein.

            As counsel for the Acquiring Fund, we have examined the Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Acquiring Fund's Articles of Incorporation and By-laws, and all amendments thereto, and the Agreement.

            We have also examined and relied upon such organizational records of the Acquiring Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed without independent verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. As to matters of Maryland law, we have relied solely on the opinion of Venable, Baetjer and Howard, LLP with respect to
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The Latin America Dollar Income
   Fund, Inc.
August 11, 1997
Page 2

the matters addressed therein, which is satisfactory to us in form and scope and a copy of which is annexed hereto.

            Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including Maryland) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of the Acquiring Fund Shares pursuant to the Agreement.

            Based upon the foregoing, we are of the opinion that the Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland. We are further of the opinion that when the issuance of the Acquiring Fund's Shares has been approved by the stockholders of the Acquiring Fund by a majority of all the votes entitled to be cast on the matter, excluding the votes of shares owned of record or beneficially by the directors of the Acquiring Fund, and the Acquiring Fund Shares are, thereafter, issued pursuant to the Agreement and in the manner described in the Registration Statement, the Acquiring Fund Shares will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Joint Proxy Statement--Prospectus included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Acquiring Fund Shares under the securities laws of any state or other jurisdiction.

            This opinion is furnished by us as counsel to the Acquiring Fund, is solely for the benefit of the Acquiring Fund and its governing board in connection with the above described acquisition of assets and liabilities and may not be relied upon for any other purpose or by any other person.

                                        Very truly yours,

                                        /s/ Willkie Farr & Gallagher